EXHIBIT 99.2


                                SHEVLIN & ATKINS
                                Attorneys At Law

                               111 Kane Concourse
                                    Suite 605
                        Bay Harbor Islands, Florida 33154
                            Telephone (305) 868-0304
                            Facsimile (305) 565-0338

Barry T. Shevlin
Andrew S. Atkins*
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Admitted in FL and GA


VIA FACSIMILE: (954) 489-9531
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AND REGULAR U.S. MAIL
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Craig B. Sherman, Esq.
Sherman Law Offices, Chartered
Suite 310
1000 Corporate Drive
Ft. Lauderdale, FL  33334

         Re: Power2Ship, Inc./Michael Darden

Dear Mr. Sherman:

In response to your letter dated September 28, 2006, please revise your proposed response of Securities counsel in adherence to prior protocol of Power2Ship, Inc. Accordingly, the only information which should be included in your response hereunder is the following:

"Michael Darden has tendered his resignation as director from the Board of Directors of Power2Ship, Inc. Effective September 26, 2006."

Thank you for your attention to this correspondence.

SHEVLIN & ATKINS
Attorneys at Law


By:/s/ Barry T. Shevlin
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   Barry T. Shevlin, Esq.


Cc: Michael Darden